UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2006, KBR, Inc. executed a General Release and Settlement Agreement with Louis J. Pucher, 63, who was Senior Vice President, Energy and Chemicals until August 29, 2006. The General Release and Settlement Agreement provides that Mr. Pucher will resign from employment with KBR, Inc. and its affiliates effective December 1, 2006, and simultaneously elects early retirement. In connection with his resignation and early retirement, Mr. Pucher will receive severance payments equal to the following:

•	accrued but unpaid vacation pay in the amount of $44,996.16;

•	a lump sum severance payment in the gross amount of $354,500.00;

•	92,070 vested and unvested stock options granted under the Halliburton 1993 Stock and Incentive Plan valued as of December 14, 2006. As an indication of value, such stock options were valued at $1,472,358.85 on December 5, 2006;

•	65,199 restricted stock that had not lapsed as of December 14, 2006. As an indication of value, such restricted stock was valued at $2,165,258.79 on December 5, 2006.

•	any annual incentive compensation earned under the Annual Performance Pay Plan for the 2006 plan year prorated based on the portion of the plan year during which Mr. Pucher was a participant. Such amount shall be determined after December 31, 2006.

•	$128,000.00 earned under the Performance Unit Program for the 2004 performance cycle.

•	a lump sum payment of $7,500.00 in lieu of outplacement services.

On December 5, 2006, KBR, Inc. executed a Termination, General Release and Settlement Agreement with James H. Lehmann, 60, who was Senior Vice President, Legal until August 29, 2006. The Termination, General Release and Settlement Agreement provides that Mr. Lehmann’s employment with KBR, Inc. and its affiliates will terminate effective December 1, 2006, and, simultaneously, elects early retirement. In connection with his termination and early retirement, Mr. Lehmann will receive severance payments equal to the following:

•	reimbursement of previously incurred, reasonable and customary business expenses;

•	accrued but unpaid vacation pay in the amount of $62,814.61;

•	a lump sum severance payment in the gross amount of $290,000.00;

•	11,280 vested and unvested stock options granted under the Halliburton 1993 Stock and Incentive Plan valued as of December 14, 2006. As an indication of value, such stock options were valued at $160,118.40 on December 5, 2006;

•	47,951 restricted stock that had not lapsed as of December 14, 2006. As an indication of value, such restricted stock was valued at $1,592,452.71 on December 5, 2006.

•	any annual incentive compensation earned under the Annual Performance Pay Plan for the 2006 plan year prorated based on the portion of the plan year during which Mr. Lehmann was a participant. Such amount shall be determined after December 31, 2006.

•	$96,000.00 earned under the Performance Unit Program for the 2004 performance cycle.

•	a lump sum payment of $7,500.00 in lieu of outplacement services;

•	a lump sum payment of $7,500.00 in lieu of financial services.

The effective date for both agreements referenced above shall be December 13, 2006 provided that neither Mr. Pucher nor Mr. Lehmann has exercised his respective right of revocation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: December 11, 2006	By:	/s/ Michael A. Weberpal
Michael A. Weberpal
Vice President